UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
--------------------------------------------------------------------------------

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ]     Preliminary Proxy Statement         [  ] Confidential, for Use of the
[ X ]     Definitive Proxy Statement               Commission Only (as permitted
[   ]     Definitive Additional Materials          by Rule 14a-6(e)(2) )
[   ]     Soliciting Material Pursuant
          to Rule 14a-11(c) or Rule 14a-12

                         Frontier Financial Corporation
                         ------------------------------
                (Name of Registrant as specified in its charter)

                     --------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
    ---------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:
    ---------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ---------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:
    ---------------------------------------------------------------------
    (5)  Total fee paid:
    ---------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:________________________________________________

(2) Form, Schedule or Registration Statement No.:__________________________

(3) Filing Party:__________________________________________________________

(4) Date Filed:____________________________________________________________

                         FRONTIER FINANCIAL CORPORATION
                            332 S.W. Everett Mall Way
                                 P. O. Box 2215
                            Everett, Washington 98203

                     NOTICE OF ANNUAL MEETING OF SHAREOWNERS

          The 2002 Annual Meeting of Shareowners of Frontier Financial Corporation will be held at the Howard Johnson Plaza Hotel, 3105 Pine Street, Everett, Washington, on Thursday, April 18, 2002, at 7:30 p.m. for the following purposes:

1.       To elect five (5) members to the Board of Directors; and

2.       To act on such other matters as may properly come before the meeting.

         Only shareowners of record at the close of business on March 8, 2002, are entitled to notice of and to vote at the meeting and/or any adjournment thereof.

         All shareowners are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any shareowner attending the meeting may vote in person even if he or she returned a proxy.

                                          By Order of the Board of Directors,


                                          /s/ James F. Felicetty
                                          Secretary/Treasurer

Everett, Washington
March 8, 2002


                     PLEASE NOTE CHANGE OF MEETING LOCATION

                        PLACE AND TIME OF ANNUAL MEETING

                           Howard Johnson Plaza Hotel
                                3105 Pine Street
                               Everett, Washington
                            April 18, 2002, 7:30 p.m.


================================================================================
                 Whether or Not You Plan to Attend the Meeting,
          Please Complete, Sign, Date and Return the Accompanying Proxy
                In the Enclosed Self-Addressed, Stamped Envelope.
================================================================================

                         FRONTIER FINANCIAL CORPORATION
                            332 S.W. Everett Mall Way
                                 P. O. Box 2215
                            Everett, Washington 98203

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

         This Proxy Statement is furnished by the Board of Directors of Frontier Financial Corporation (the "Corporation") to the holders of common stock of the Corporation ("Common Stock") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareowners of the Corporation to be held on Thursday, April 18, 2002 at 7:30 p.m. at Howard Johnson Plaza Hotel, 3105 Pine Street, Everett, Washington, and any adjournment thereof. The shares represented by the enclosed proxy will be voted in accordance with the shareowner's directions, if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified on the proxy, it will be voted at the discretion of the proxy holders in accordance with the recommendations of management on all matters as may properly come before the meeting or any adjournment thereof. A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy to the Secretary of the Corporation prior to the Annual Meeting, delivering written notice of revocation of the proxy to the Secretary of the Corporation prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

         All costs of the solicitation of the proxies will be borne by the Corporation. These proxy materials, together with the 2001 Annual Report, are being mailed to shareowners on or about March 11, 2002.

--------------------------------------------------------------------------------
                             PURPOSE OF THE MEETING
--------------------------------------------------------------------------------

         At the Annual Meeting, shareowners will be asked:

1.       To elect five (5) members to the Board of Directors; and

2.       To act on such other matters as may properly come before the meeting.

--------------------------------------------------------------------------------
                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
--------------------------------------------------------------------------------

         At March 1, 2002, the Corporation had 19,193,107 shares of Common Stock outstanding. There are no outstanding shares of any other class of stock. Each share of Common Stock entitles the holder thereof to one vote. Only shareowners of record at the close of business on March 8, 2002, will be entitled to notice of, and to vote at, the meeting and/or any adjournment thereof.

         The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Corporation's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters.

--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         Pursuant to the Corporation's Articles of Incorporation, the Board of Directors has set the number of directors at 14. The directors are divided into three classes, with each class as nearly equal in number as possible. The members of each class serve three-year terms with one class elected annually. A director appointed to fill a vacancy or fill a position that was created by increasing the number of directors must stand for election at the next shareowners' meeting at which directors are elected. At the Annual Meeting of Shareowners, five (5) directors will be elected to the class of directors to hold office until the Annual Meeting of Shareowners held in the year 2005, and until their successors are elected and qualified. All the nominees have served as directors since the last Annual Meeting.

         Should any of these nominees become unavailable for any reason, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

         Set forth below are the names of each nominee for director, the nominee's age, the year in which the nominee became a director, the nominee's principal occupation and business experience for the past 5 years, and the names of other publicly held companies for which the nominee serves as a director. The same information is provided thereafter for each director whose term of office does not expire until a later date. The mailing address for all of the nominees and incumbent directors is 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, WA 98203.


                   NOMINEES FOR ELECTION TO TERM EXPIRING 2005

                                                            Year first
                                           Year first        became a
                                            became a        Director of
                                          Director of          Bank
             Name                Age      Corporation                                     Principal Occupation
------------------------------- ------- ----------------- ---------------- --------------------------------------------------
Robert J. Dickson                 68          1983             1978        President and Chief Executive Officer Frontier
                                                                           Financial Corporation, Frontier Bank and FFP, Inc.
------------------------------- ------- ----------------- ---------------- --------------------------------------------------
Edward D. Hansen                  62          1983             1978        Mayor of the City of Everett, Washington;
                                                                           President, Golf N.W.
------------------------------- ------- ----------------- ---------------- --------------------------------------------------
William H. Lucas, DC              74          1983             1978        Chiropractor
------------------------------- ------- ----------------- ---------------- --------------------------------------------------
Michael J. Corliss                41          1998             1998        Chief Executive Officer, Investco Financial
                                                                           Corporation (diversified real estate company)
------------------------------- ------- ----------------- ---------------- --------------------------------------------------
Darrell J. Storkson               59          1997             1997        Owner, Evergreen Lanes
------------------------------- ------- ----------------- ---------------- --------------------------------------------------



                    THE BOARD RECOMMENDS THAT THESE NOMINEES
                             BE ELECTED AS DIRECTORS

                     INCUMBENT DIRECTORS, TERM EXPIRING 2003

                                           Year first       Year first
                                            became a         became a
                                          Director of       Director of
            Name                 Age      Corporation          Bank                       Principal Occupation
------------------------------ -------- ----------------- ---------------- ----------------------------------------------------
Lucy DeYoung                     52           1997             1997        President, Red Rock Enterprises, Inc. (financial
                                                                           investment advisory services)
------------------------------ -------- ----------------- ---------------- ----------------------------------------------------
J. Donald Regan                  76           1983             1983        Retired dairyman
------------------------------ -------- ----------------- ---------------- ----------------------------------------------------
William J. Robinson              58           1983             1978        Manager, Robinson Properties and Investments, LLC
                                                                           (real estate management and development)
------------------------------ -------- ----------------- ---------------- ----------------------------------------------------
Edward C. Rubatino               71           1983             1978        President, Rubatino Refuse Removal, Inc.
------------------------------ -------- ----------------- ---------------- ----------------------------------------------------



                     INCUMBENT DIRECTORS, TERM EXPIRING 2004

                                           Year first       Year first
                                            became a         became a
                                          Director of       Director of
            Name                 Age      Corporation          Bank                       Principal Occupation
------------------------------ -------- ----------------- ---------------- ----------------------------------------------------
George E. Barber                 59           1997             1997        Chairman, First Western Investments, Inc.
                                                                           (hospitality, retail and other real estate
                                                                           investments)
------------------------------ -------- ----------------- ---------------- ----------------------------------------------------
Michael J. Clementz              58           2000             2000        Executive Vice President of Frontier Bank and
                                                                           Frontier Financial Corporation (July, 2000 to
                                                                           present); President and Chief Executive Officer of
                                                                           Liberty Bay Financial Corporation (1985 to July,
                                                                           2000); Chairman and Chief Executive Officer of
                                                                           North Sound Bank (1978 to July, 2000)
------------------------------ -------- ----------------- ---------------- ----------------------------------------------------
David A. Dujardin                70           1983             1978        President, Dujardin Custom Homes, Inc.
------------------------------ -------- ----------------- ---------------- ----------------------------------------------------
James H. Mulligan                70           1989             1989        President, Emerald Real Estate Development, Inc.
------------------------------ -------- ----------------- ---------------- ----------------------------------------------------
Roger L. Rice, DDS               77           1983             1978        Retired dentist
------------------------------ -------- ----------------- ---------------- ----------------------------------------------------


   The Corporation's Board of Directors also serves as the Board of Directors of Frontier Bank and FFP, Inc., wholly-owned subsidiaries of the Corporation.


--------------------------------------------------------------------------------
                DIRECTORS' MEETINGS, COMMITTEES AND COMPENSATION
--------------------------------------------------------------------------------

         The Board of Directors of the Corporation held nine meetings in 2001. However, since the Board of Frontier Bank and the Board of the Corporation are the same, the directors at each Board meeting of Frontier Bank, of which 12 were held in 2001, review the financial records of the Corporation. Frontier Bank's Board of Directors has established certain standing committees, including the Audit Committee and Personnel Committee. Each member of the Board of Directors attended at least 75 percent of the Board and committee meetings of which they were a member.

          Audit Committee. The main functions performed by the Audit Committee include making or causing to be made suitable audits of the Corporation and its subsidiaries; reviewing with the independent public accountants the plan, scope and results of the audit engagement; reviewing the Federal Deposit Insurance Corporation, Federal Reserve Bank and State examination reports; and reviewing the adequacy of internal accounting systems and controls. The results of the audits and recommendations are reported to the full Board of Directors of the Corporation and Frontier Bank. The members of the Audit Committee during 2001 were Ms. DeYoung, chair, Mr. Corliss, Mr. Dujardin, Mr. Regan, Dr. Rice, Mr. Rubatino, and Mr. Storkson. The committee held seven meetings in 2001.

          Compensation (Personnel) Committee. The functions of the Compensation (Personnel) Committee include establishment of policies with respect to the compensation of officers and employees of the Corporation and its subsidiaries. During 2001, the members of the committee were Mr. Hansen, chairman, Mr. Barber, Mr. Clementz, Mr. Dickson, Dr. Lucas, Mr. Mulligan and Mr. Storkson. The committee held two meetings in 2001.

          No Nominating Committee has been established.

          For 2001, all directors of the Corporation and Frontier Bank received an annual retainer of 1,304 shares of common stock of the Corporation, valued at $29,992 on the day of issue, for service on the Corporation's Board, and a fee of $2,500 for each Frontier Bank Board meeting attended. Directors do not receive any fees for attendance at committee meetings. The Chairman of the Board receives an additional fee of $200 for each Frontier Bank Board meeting attended.

--------------------------------------------------------------------------------
                COMPENSATION (PERSONNEL) COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION
--------------------------------------------------------------------------------

          Mr. Robert J. Dickson, who is employed by the Corporation as its President and Chief Executive Officer, serves on the Compensation (Personnel) Committee but does not participate in discussions regarding his own compensation.

--------------------------------------------------------------------------------
         BENEFICIAL STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

         The following table sets forth information, as of December 31, 2001, as to the shares of common stock beneficially owned by each director, the Chief Executive Officer of the Corporation and the other executive officers of the Corporation and the Bank who during the year ended December 31, 2001, received salaries and bonuses which, in the aggregate, exceeded $100,000 ("Named Executive Officers"), and by all executive officers and directors of the Corporation as a group and each beneficial owner of more than 5 percent of the Corporation's voting securities.


--------------------------------------- --------------------------- -----------------------
                                             Number of Common            Percentage of
                                            Shares Beneficially           Outstanding
     Name of Beneficial Owner(1)                  Owned(2)                  Shares(3)
--------------------------------------- --------------------------- -----------------------
              Directors
--------------------------------------- --------------------------- -----------------------
George E. Barber                                   83,525(4)                 *
--------------------------------------- --------------------------- -----------------------
Michael J. Corliss                                305,706(5)                 1.59%
--------------------------------------- --------------------------- -----------------------
Lucy DeYoung                                        4,528                    *
--------------------------------------- --------------------------- -----------------------
David A. Dujardin                                  40,706                    *
--------------------------------------- --------------------------- -----------------------
Edward D. Hansen                                  234,756(6)                 1.22%
--------------------------------------- --------------------------- -----------------------
William H. Lucas, DC                               84,381                    *
--------------------------------------- --------------------------- -----------------------
James H. Mulligan                                 155,706(7)                 *
--------------------------------------- --------------------------- -----------------------
J. Donald Regan                                   203,434                    1.06%
--------------------------------------- --------------------------- -----------------------
Roger L. Rice, DDS                                155,222                    *
--------------------------------------- --------------------------- -----------------------
William J. Robinson                               267,593                    1.39%
--------------------------------------- --------------------------- -----------------------
Edward C. Rubatino                                223,036                    1.16%
--------------------------------------- --------------------------- -----------------------
Darrell J. Storkson                               255,702                    1.33%
--------------------------------------- --------------------------- -----------------------

       Named Executive Officers
--------------------------------------- --------------------------- -----------------------
Robert J. Dickson **                              606,903(8)                 3.15%
--------------------------------------- --------------------------- -----------------------
Michael J. Clementz**                             291,445(9)                 1.51%
--------------------------------------- --------------------------- -----------------------
Lyle E. Ryan                                       35,157(10)                *
--------------------------------------- --------------------------- -----------------------
John Dickson                                       57,058                    *
--------------------------------------- --------------------------- -----------------------
Eric C. W. Carlsen                                 14,533                    *
--------------------------------------- --------------------------- -----------------------
Connie Pachek                                      58,322(10)                *
--------------------------------------- --------------------------- -----------------------
All Directors  and Executive  Officers
as a group (18 persons)                         3,081,677(11)                16.01%
--------------------------------------- --------------------------- -----------------------

*    Less than 1%.
**   Mr. Dickson and Mr. Clementz also serve as Directors of the Corporation.

(1) As of December 31, 2001, there was no individual or entity known to the Corporation to be the beneficial owner of more than 5 percent of the Corporation's voting stock.

(2) In determining beneficial ownership, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power which includes the power to vote, or to direct the voting of, such securities and/or (2) investment power which includes the power to dispose, or to direct the disposition, of such security. In addition, for the purposes of this chart, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including, but not limited to, any right to acquire: (a) through exercise of an option, warrant or right; (b) through the conversion of security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

(3) Any securities not outstanding but which are subject to options, warrants, rights or conversion privileges set forth in footnote (2) above are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned.

(4) Includes 19,842 shares owned by trusts for the benefit of Mr. Barber's children, of which Mr. Barber's son (a resident of Mr. Barber's household) is trustee and has voting and dispositive power, and 16,974 shares held by a partnership in which Mr. Barber's son is a partner.

(5) Includes 4,000 shares held by Valley South Land LLC of which Evergreen Capital Trust is a member, 278,650 shares owned by Evergreen Capital Trust of which Mr. Corliss is co-trustee and has voting and dispositive power, and 11,392 shares held by Mr. Corliss in custody for his son.

(6) Includes 9,254 shares held in a trust of which Mr. Hansen is trustee and has voting and dispositive power, 4,040 shares held by Mr. Hansen's spouse who has voting and dispositive power, 28,474 shares held by Mr. Hansen or Mr. Hansen's spouse in custody for children, and 89,446 shares held in an investment capacity of which Mr. Hansen has voting and dispositive power.

(7)  Includes 1,636 shares held by the children of Mr. Mulligan.

(8) Includes 16,938 shares which Mr. Dickson has the right to acquire through the exercise of stock options and 305,970 shares held by a limited partnership in which Mr. Dickson and his spouse have voting and dispositive power.

(9) Includes 11,400 shares which Mr. Clementz has the right to acquire through the exercise of stock options; 6,843 shares owned by Mr. Clementz's spouse who has voting and dispositive power; 216,340 shares held in an LLC of which Mr. Clementz has the voting and dispositive power; 16,800 shares are held by a construction company of which Mr. Clementz has the voting and dispositive power and 36,750 shares held by Mr. Clementz's parents, with regard to which Mr. Clementz has power of attorney.

(10) Includes options granted to spouse, who is also an employee of Frontier
     Bank.

(11) Includes 3,964 shares not reflected elsewhere in the chart.

--------------------------------------------------------------------------------
                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
--------------------------------------------------------------------------------

         The following table shows the name of each executive officer of the Corporation (including Named Executive Officers) who are not also a director or nominee for director of the Corporation, his age and the offices he holds with the Corporation and Frontier Bank. All offices are held at the discretion of the Board of Directors.

                 Name       Age          Office and Year Assumed Office
------------------------- -------- ---------------------------------------------
James F. Felicetty          58     Secretary and Treasurer of the Corporation
                                   (1983) and FFP, Inc. (1988)
------------------------- -------- ---------------------------------------------
John J. Dickson (1)         41     Vice President of the Corporation (1999);
                                   Senior Vice President of Frontier Bank
                                   (1993); and Vice President of FFP,
                                   Inc. (1999)
------------------------- -------- ---------------------------------------------

(1)  John J. Dickson is the son of Robert J. Dickson.

Compensation of Executives

         The following table sets forth certain compensation information with respect to the Corporation's Chief Executive Officer and other Named Executive Officers for the fiscal years ended December 31, 2001, 2000 and 1999.



                                              SUMMARY COMPENSATION TABLE
--------------------------- ------ ------------------------------------------------- ---------------- ------------------
                                                                                       Long-Term
                                                                                      Compensation
                                                 Annual Compensation                     Awards
--------------------------- ------ ---------------- -------------- ----------------- ---------------- ------------------

                                                                     Other Annual
Name     and     Principal                                         Compensa-tion(1)                       All Other
Position                    Year       Salary           Bonus                            Options       Compensation(2)
--------------------------- ------ ---------------- -------------- ----------------- ---------------- ------------------
Robert J. Dickson           2001       $300,000         $297,019         $97,248            3,846             $6,969
President and CEO           2000        275,000          271,760          86,468            4,347              6,800
                            1999        275,000          241,760          78,223            4,545              6,400
--------------------------- ------ ---------------- -------------- ----------------- ---------------- ------------------
Michael J. Clementz         2001       $150,000          $46,497         $92,724              900             $6,969
Executive Vice President,   2000         41,584            4,084          32,539                -              4,814(3)
Frontier Bank and the       1999              -                -               -                -                  -
Corporation
--------------------------- ------ ---------------- -------------- ----------------- ---------------- ------------------
Lyle E. Ryan                2001       $132,000          $12,498         $12,662           1,440(4)           $5,780
Executive Vice President,   2000        112,700           16,868          19,645           1,840(4)            5,183
Frontier Bank               1999        101,500           13,678          17,322             560(4)            4,607
--------------------------- ------ ---------------- -------------- ----------------- ---------------- ------------------
John J. Dickson             2001       $104,000           $8,195         $10,294             720              $3,423
Senior Vice President,      2000         87,637           11,380          14,820             920               2,971
Frontier Bank and Vice      1999         76,500            8,847          12,642             280               1,707
President of the
Corporation
--------------------------- ------ ---------------- -------------- ----------------- ---------------- ------------------
Eric C. W. Carlsen          2001       $108,000           $4,480         $10,295             720              $3,398
Senior   Vice   President,  2000         92,760            9,649          15,974             920               3,070
Frontier Bank               1999         82,800            8,046          14,189             280               1,839
--------------------------- ------ ---------------- -------------- ----------------- ---------------- ------------------
Connie Pachek               2001       $124,000          $16,600         $13,930             810(4)           $5,683
Senior   Vice   President,  2000        106,260           28,472          20,999           1,035(4)            5,387
Frontier Bank               1999         94,500           21,759          18,008             280               3,488
--------------------------- ------ ---------------- -------------- ----------------- ---------------- ------------------

(1) Includes Board fees, amounts paid pursuant to profit sharing and money purchase plans, and certain other employee benefits. Does not include earnings on prior years' contributions to retirement plans.

(2)  Represents the matching contribution to the Corporation's 401(k) plan.

(3) Mr. Clementz did not become a director and officer of the Corporation until July 2000.

(4)  Includes options granted to spouse, who is also an employee of Frontier
     Bank.

Option Grants

         The following table sets forth certain information regarding options to purchase shares of the Corporation's Common Stock granted to the Corporation's Chief Executive Officer and other Named Executive Officers during the fiscal year ended December 31, 2001.



                                          OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------
                                                                                         Potential Realizable Value
                                                                                          at Assumed Annual Rate of
                                                                                        Stock Price Appreciation for
                                                                                               Option Term(2)
------------------------- -------------- ---------------- ---------------- ------------ --------------- --------------
                            Number of      Percent of
                           Securities     Total Options
                           Underlying      Granted to
                             Options      Employees in       Exercise      Expiration
          Name               Granted       Fiscal Year       Price(1)         Date            5%             10%
------------------------- -------------- ---------------- ---------------- ------------ --------------- --------------
Robert J. Dickson              3,846            4.3%           $26.00         12/11            $62,887      $159,368
------------------------- -------------- ---------------- ---------------- ------------ --------------- --------------
Michael J. Clementz              900            1.0%            26.00         12/11             14,716        37,294
------------------------- -------------- ---------------- ---------------- ------------ --------------- --------------
Lyle E. Ryan(3)                1,440            1.6%            26.00         12/11             23,546        59,670
------------------------- -------------- ---------------- ---------------- ------------ --------------- --------------
John Dickson                     720             .8%            26.00         12/11             11,773        29,835
------------------------- -------------- ---------------- ---------------- ------------ --------------- --------------
Eric C. W. Carlsen               720             .8%            26.00         12/11             11,773        29,835
------------------------- -------------- ---------------- ---------------- ------------ --------------- --------------
Connie Pachek(3)                 810             .9%            26.00         12/11             13,245        33,564
------------------------- -------------- ---------------- ---------------- ------------ --------------- --------------


(1) The exercise price of the options is the fair market value of the Common Stock on the date of the grant. Any shareowners who purchased stock at the same time would have the same value realized in their holdings.

(2) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% or 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Corporation's Common Stock price.

(3)  Includes options granted to spouse, who is also an employee of Frontier
     Bank.

Option Exercises in Last Fiscal Year and Year-End Option Values

         The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 2001, and options held as of December 31, 2001, by the Corporation's Chief Executive Officer and other Named Executive Officers.


                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR-END OPTION VALUES
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                                                Value of Unexercised
                                                                               Number of        in-the-Money Options
                                                                          Unexercised Options    at Fiscal Year-End
                                                                          at Fiscal Year-End             (1)
                           Shares Acquired on                                Exercisable/           Exercisable/
          Name                  Exercise             Value Realized          Unexercisable          Unexercisable
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Robert J. Dickson                  7,327                  86,759               22,716/0                97,784/0
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Michael J. Clementz                    0                       0               11,400/0               163,824/0
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Lyle E. Ryan(2)                    2,201                  49,724               10,062/0               113,814/0
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
John J. Dickson                      991                  22,261                5,296/0                60,054/0
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Eric C. W. Carlsen                   809                  13,405                3,816/0                28,328/0
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Connie Pachek(2)                     808                  16,040                4,023/0                28,968/0
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) On December 31, 2001, the closing price of Common Stock was $26.16 For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option, and are not reduced to reflect taxes payable with respect to such amount.

(2)  Includes options granted to spouse, who is also an employee of Frontier
     Bank.

         In the table above, the shares exercised were granted in 1991, 1993 and 1996 at the price of the Common Stock on the date of the grant. Any shareowner who purchased the Corporation's Common Stock at that time would have realized the same appreciation in their holdings.

--------------------------------------------------------------------------------
                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)
--------------------------------------------------------------------------------

Summary of Compensation Policies for Executive Officers

         The goals of the Corporation's compensation program are to: (1) enable the Corporation to attract, retain and motivate the most qualified talent who contribute to the long-term success of the Corporation, (2) align compensation with business objectives and performance, and (3) align incentives for executive officers with the interests of shareowners in maximizing shareowner value. The Corporation emphasizes performance-based compensation that is competitive in the marketplace and reviews its compensation practices annually by comparing them with competitors. The compensation policy also reflects the competition for executive talent and the unique challenges and opportunities facing the Corporation in the financial services market.

         The Corporation's compensation program for all employees includes both cash and equity-based factors. Consistent with competitive practices, the Corporation also utilizes cash bonuses and incentive plans based on achievements of financial performance objectives.


Cash Compensation

         Salary. The Corporation sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a peer group, which includes banks similar in size that compete with the Corporation in the recruitment and retention of senior personnel. Individual salaries for each executive officer are set relative to this target based on each Executive Officer's individual performance and contribution to the Corporation's results.

         Cash Bonuses. Certain employees of the Corporation are eligible to participate in the Corporation's cash incentive and bonus plans with executive employee bonuses determined by the Compensation Committee of the Board of Directors. These plans provide cash awards for meeting annual performance goals.

Equity-Based Compensation

         Incentive stock options are granted to all "key employees." Employees are classified as key employees after: (1) the officer has been with the Corporation for a period of one year, or (b) the non-officer has been with the Corporation for a period of five years. The number of shares granted to the key employee is based on a graduated scale, depending on the individual's level of responsibility. However, exceptions can be made to this policy by the Board of Directors. Options are immediately vested and expire ten years from the date of grant.

(1) This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CEO Compensation

         The CEO's compensation is comprised of base salary, annual bonus, and stock options. In determining the CEO's bonus and other compensation, the Committee considers the Corporation's annual financial performance, including profitability, asset growth, loan growth, and non-performing asset ratio. The Corporation traditionally pays the CEO's annual bonus with respect to the prior year's service at the beginning of each calendar year.

         In reviewing Mr. Dickson's performance in 2001, the Committee considered the Corporation's operating performance (including loan growth and asset growth) in relationship to the Corporation's past performance and the performance of certain of the Corporation's peers. In addition, Mr. Dickson oversaw the successful integration of Interbancorp, Inc. effective February 2, 2001. This acquisition added three offices and $72 million in assets to the Corporation.

         During 2001, Mr. Dickson received a salary of $300,000. Due to deteriorating business conditions in 2001, Mr. Dickson recommended to the Committee that his salary not be increased in 2002, and recommended that he not receive a bonus in 2002 for his performance in 2001. The Committee accepted these recommendations and agreed not to raise his salary in 2002, but did pay him a bonus in 2002 based on other accomplishments during 2001. Such as (1) asset growth (total assets increased $115.9 million, or 6.9%); (2) loan growth (total loans increased $196.9 million, or 14.3%); (3) maintenance of quality loan portfolio (nonperforming assets totaled $12.2 million or .68% of total assets). In addition, Mr. Dickson oversaw the successful integration of Interbancorp, Inc. effective February 2001. This acquisition added three offices and $72 million in assets to the Corporation. Despite the drop in net income for the year 2001, the results of the Corporation surpassed that of the six largest banks headquartered in the Puget Sound region in (1) net income; (2) net interest margin; (3) loan loss reserve to total loans; (4) efficiency ratio and
(5) return on average assets. During 2001, in light of the Corporation's strong financial performance in 2000, Mr. Dickson received a cash bonus of $297,019 and received a stock option to purchase 3,846 shares of Common Stock to reward his performance in 2000. Mr. Dickson does not participate in deliberations of the committee relating to his compensation.

Submitted by members of the Committee:

                 Edward D. Hansen, Chairman              William H. Lucas, DC
                           George E. Barber                 James H. Mulligan
                        Michael J. Clementz               Darrell J. Storkson
                          Robert J. Dickson


--------------------------------------------------------------------------------
                       REPORT OF THE AUDIT COMMITTEE (1)
--------------------------------------------------------------------------------

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls.

         In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with Moss Adams LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from Moss Adams LLP required by Independence Standards Board Standard No. 1, which relate to the auditors' independence from the Company and its related entities, and has discussed with Moss Adams LLP their independence from the Company and has considered the compatibility of nonaudit services with the auditors' independence.

         The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with internal and independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's consideration and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, and that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

         The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the National Association of Securities Dealers (NASD).

         Based on the review and discussions above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Submitted by the members of the Committee:

                      Lucy DeYoung, Chair                 Roger L. Rice, DDS
                       Michael J. Corliss                 Edward C. Rubatino
                        David A. Dujardin                Darrell J. Storkson
                          J. Donald Regan

--------------------------------------------------------------------------------
                        FIVE YEAR PERFORMANCE COMPARISON
                     TOTAL CUMULATIVE RETURN TO SHAREOWNERS
--------------------------------------------------------------------------------

         The graph below provides an indicator of cumulative shareholder returns for the Corporation as compared with the Nasdaq Banks Stock Index and the S&P 500.

                              [PERFORMANCE GRAPH]

------------------------------- ------------------------------------------------
                                                   Period Ending
------------------------------- ---------- --------- -------- -------- ---------
                Index            12/31/97   12/31/98 12/31/99 12/31/00 12/31/01
------------------------------- ---------- --------- -------- -------- ---------
Frontier Financial Corporation     $127.71   $168.96  $149.65  $190.71   203.11
------------------------------- ---------- --------- -------- -------- ---------
Nasdaq Bank Stocks Index           $167.43   $162.04  $159.92  $195.80   226.93
------------------------------- ---------- --------- -------- -------- ---------
S&P 500 Index                      $133.43   $172.18  $208.25  $190.92   166.03
------------------------------- ---------- --------- -------- -------- ---------

         The above presentation assumes $100 was invested on December 31, 1996, in the Corporation's Common Stock and each of the above indexes.


--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING
--------------------------------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers, and beneficial owners of more than 10 percent of a registered class of the Corporation's equity securities, to file reports of their ownership of such securities, and any changes in that ownership, with the Securities and Exchange Commission. All such persons are required by regulation to provide copies of such reports to the Corporation. The Corporation is not aware of any beneficial owner of more than 10 percent of its Common Stock.

         Based solely on its review of the copies of the reports furnished to the Corporation and on representations from certain reporting persons, the Corporation believes that in 2001 the Corporation's directors and executive officers met all Securities and Exchange Commission filing requirements, except that Michael Clementz filed one late report covering one transaction, and Bill Lucas filed one late report covering three transactions.

--------------------------------------------------------------------------------
              RELATED PARTY TRANSACTIONS AND BUSINESS RELATIONSHIPS
--------------------------------------------------------------------------------

         During 2001, certain directors and executive officers of the Corporation and Frontier Bank, and their associates, were customers of Frontier Bank, and it is anticipated that such individuals will continue to be customers of Frontier Bank in the future. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

--------------------------------------------------------------------------------
                              INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

         The independent public accounting firm of Moss Adams LLP audited the Corporation's consolidated financial statements for fiscal 2001 and has been similarly engaged in 2002. Representatives from Moss Adams LLP are expected to be present at the Annual Meeting of Shareowners and will be given an opportunity to make a statement and will be available to respond to appropriate questions.

Fees Billed to the Corporation by Moss Adams LLP During Fiscal 2001

         Audit Fees. The aggregate fees billed by Moss Adams LLP for the audit of the Corporation's annual consolidated financial statements for the fiscal year ended December 31, 2001, and the review of the consolidated financial statements included in the Corporation's Forms 10-Q for fiscal 2001, were $99,200.

         Financial Information Systems Design and Implementation Fees. There were no fees billed by Moss Adams LLP to the Corporation for financial information systems design and implementation fees for the fiscal year ended December 31, 2001.

         All Other Fees. The aggregate fees billed to the Corporation for all other services rendered by Moss Adams LLP for the fiscal year ended December 31, 2001, including tax services and statutorily required audits, were $69,755.

         The Audit Committee has determined that the provision of services rendered above for (a) financial information systems design and implementation fees, and (b) all other fees, is compatible with maintaining Moss Adams LLP's independence.

--------------------------------------------------------------------------------
                  SHAREOWNER PROPOSALS FOR 2003 ANNUAL MEETING
--------------------------------------------------------------------------------

         In order for shareowner proposals to be included in the 2003 proxy materials and considered at the 2003 Annual Meeting of Shareowners, proposals must be received by the Secretary of the Corporation at Frontier Financial Corporation, 332 S.W. Everett Mall Way, P.O. Box 2215, Everett, WA 98203, no later than November 18, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission. In addition, if the Corporation receives notice of a shareowner proposal after November 18, 2002, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareowner proposal.

--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

         The Corporation's will furnish to shareowners without charge a copy of its annual report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, upon receipt of written request addressed to Shareowner Services, Frontier Financial Corporation, 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, WA 98203.

         The Board of Directors knows of no other matters to be presented at the Annual Meeting. As of the date of the preparation of this Proxy Statement, no shareowner has submitted to the Board any proposal to be acted on at the Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED STAMPED ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

                              By Order of the Board of Directors,



                                   /s/  James F. Felicetty

                                   James F. Felicetty, Secretary

                                  PROXY BALLOT

                         FRONTIER FINANCIAL CORPORATION

                     PROXY FOR ANNUAL MEETING OF SHAREOWNERS
                          TO BE HELD ON APRIL 18, 2002
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints ROBERT J. DICKSON and DAVID A. DUJARDIN, and each of them (with full power to act alone and to designate substitutes), proxies of the undersigned, with authority to vote and act with respect to all shares of stock of Frontier Financial Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareowners to be held on Thursday, April 18, 2002, at 7:30 p.m., local time, at the Howard Johnson Plaza Hotel, 3105 Pine Street, Everett, Washington, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

                   PLEASE NOTE LOCATION CHANGE OF THE MEETING

         (When properly executed, this Proxy will be voted in accordance with your instructions. If you give no instructions, this Proxy will be voted FOR Proposal 1. The Directors recommend a vote FOR the nominees for Director.)

         The shares represented by this Proxy shall be voted as follows:

1.       Election of Directors.
                                Robert J. Dickson
                                Edward D. Hansen
                              William H. Lucas, DC
                               Michael J. Corliss
                               Darrell J. Storkson

    ___           FOR the nominees listed above.
    ___           FOR the nominees listed above EXCEPT: _______________________
    ___           WITHHOLD AUTHORITY to vote for all nominees listed above.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

DATED:                                 , 2002.
       --------------------------------


                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature if held jointly


Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                 (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.)